Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dynatrace, Inc.
Waltham, Massachusetts
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-240287) and Form S-8 (Nos. 333-232950, 333-238732 and 333-256661) of Dynatrace, Inc. (the “Company”) of our reports dated May 26, 2022, relating to the consolidated financial statements and the effectiveness of Dynatrace, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Troy, Michigan
May 26, 2022